SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 25, 2000



                            AmeriVest Properties Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)





          Maryland                  1-14462                       84-1240264
          --------                  -------                       ----------
(State or other jurisdiction    (Commission File                (IRS Employer
     of incorporation)              Number)                  Identification No.)


              1800 Glenarm Place, Suite 500, Denver, Colorado 80202
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 297-1800

Item 2. Acquisition or Disposition of Assets

     Sale of Self-Storage Properties. On August 25, 2000, we completed the sale of our four self-storage facilities in Denver, Westminster, Thornton and Arvada, Colorado (the "Self-Storage Properties") to affiliates of Extra Space, LLC for $8,400,000, resulting in a gain on sale of the Self-Storage Properties of approximately $2,400,000. The sales price for the Self-Storage Properties was determined through negotiations between us and Extra Space, LLC. We reinvested the proceeds from this transaction in a tax-deferred exchange under Section 1031 of the Internal Revenue Code described in more detail below.

     Purchase of Denver Office Buildings. On August 31, 2000, we completed the acquisition of three office buildings located at 1777, 1780 and 1805 South Bellaire Street in Denver, Colorado (the "Acquired Buildings"). The Acquired Buildings contain an aggregate of approximately 140,673 square feet and are located on approximately 3.74 acres of land with 400 surface parking spaces in Denver. The aggregate purchase price for the Acquired Buildings was $9,600,000, which was paid by utilizing approximately $1,820,000 in proceeds from the sale on August 25, 2000 of the Self-Storage Properties, approximately $7,048,000 from the proceeds of a loan from U.S. Bank National Association ("U.S. Bank Loan") and the balance from our funds. The acquisition was structured as a tax-deferred exchange of the Self-Storage Properties under Section 1031 of the Internal Revenue Code.

     The Acquired Buildings were purchased from EBD Associates, LLC and WCD Associates, LLC, both of which are Colorado limited liability companies (the "Sellers"). The purchase price of the Acquired Buildings was determined through negotiations between us and the Sellers.

     As of the closing date, the Acquired Buildings were approximately 89% leased to 112 tenants under leases ranging from month to month to five years. We intend to significantly refurbish the Acquired Buildings and lease them to tenants in our target market with an average tenant size under 3,000 square feet.

     The Acquired Buildings will be managed by Sheridan Realty Advisors, LLC ("Sheridan") under the terms of the Advisory Agreement between us and Sheridan dated January 1, 2000.

     The U.S. Bank Loan bears interest at the LIBOR Rate plus 2.25% (for a rate of 8.875% for the period from August 31, 2000 through September 29, 2000), is due in full August 31, 2003 (with a one-year extension option) and is secured by a first mortgage on the Acquired Buildings. Under the terms of the U.S. Bank Loan, we may borrow up to an additional $2,250,000 from U.S. Bank to cover a portion of the hard and soft costs associated with the refurbishment of the Acquired Buildings by presenting draw requests as those costs are incurred. We expect to begin construction of the new improvements before the end of 2000.


Item 5. Other Events.

     Completion of Public Offering. On August 31, 2000, we completed our previously announced public offering of Units of common stock and warrants with a total of $3,000,000 of gross proceeds from the sale of 300,000 Units to 84 investors. Each Unit consisted of two shares of common stock and one redeemable common stock purchase warrant to purchase one share of common stock for $5.00 per share until June 27, 2005.

     Press Release. The press release of Registrant dated September 6, 2000, which is filed as Exhibit 99.1 to this Form 8-K, is incorporated into this Item 5 by this reference.

Item 7. Financial Statements And Exhibits.

     (a)  Financial Statements Of Business Acquired

          The financial statements required by this Item will be filed pursuant to an amendment to this Form 8-K.

     (b)  Pro Forma Financial Information

          The pro forma financial information required by this Item will be filed pursuant to an amendment to this Form 8-K.

     (c)  Exhibits

          Exhibit Number            Exhibit Title
          --------------            -------------
               99.1                 Press Release dated September 6, 2000.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 8, 2000                      AMERIVEST PROPERTIES INC.




                                             By: /s/ William T. Atkins
                                             -------------------------
                                             William T. Atkins
                                             Chief Executive Officer